UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SEMLER SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note:

The following are excerpts of communications made during the Semler Scientific, Inc. earnings call held on August 4, 2025, as well as an excerpt from the corporate presentation discussed during such call.

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Eric Semler:

In our recent proxy filing, we included two proposals – Proposals 3 and 4 – on the agenda for our upcoming annual meeting on September 5. These proposals are vital to our strategic direction, as they provide the financial flexibility to raise capital efficiently and pursue our long-term Bitcoin acquisition strategy. This includes enabling access to a broader range of capital instruments such as preferred equity. We strongly encourage stockholders to vote “FOR” all proposals outlined in the proxy statement.

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Potential Sources of Future Funds

Goal is to Maximize Stockholder Returns by Accumulating More Bitcoin

Equity	Fixed Income	Healthcare Business
ATM	Convertible Notes	Monetization of CardioVanta
Alternative Structures	Potential Preferred	Operating Cash Flow

Proxy Proposals

To be Voted on During Annual Meeting of Stockholders September 5, 2025

210,000,000

Proposed amendment to increase the total number of common stock authorized for issuance

42,000,000

Proposed amendment to authorize shares of "blank-check" preferred stock